Exhibit 99.1

COMPANY CONTACT:	AT FINANCIAL RELATIONS BOARD:
James Mead	Leslie Loyet	Vicki Baker
Chief Financial Officer	Analyst Inquiries	Media Inquiries
(312) 658-5740	(312) 640-6672	(703) 796-1798

FOR IMMEDIATE RELEASE

MONDAY, JULY 10, 2006

STRATEGIC HOTELS & RESORTS CLOSES ACQUISITION OF

RITZ-CARLTON LAGUNA NIGUEL;

Company Announces Second Quarter 2006 Conference Call

Chicago, IL – July 10, 2006 – Strategic Hotels & Resorts, Inc. (NYSE: BEE) today announced the company has closed on its acquisition of the Ritz-Carlton Laguna Niguel from Strategic Hotel Capital, L.L.C. for a purchase price of $330.0 million plus assumed debt of $8.6 million.

Second Quarter 2006 Conference Call

The Company also announced that it will report financial results for the second quarter of 2006 after the close of business on Wednesday, August 2, 2006. A quarterly conference call for investors and other interested parties is scheduled for 10:00 a.m. Eastern Time on Thursday, August 3, 2006. Management will discuss the company's second quarter 2006 results as well as its business outlook for the remainder of the year. The information discussed on the call will be contained in the company’s earnings release and supplemental financial package, which will also be available in the Investor Relations section of the company’s website at www.strategichotels.com.

The conference call will be accessible by telephone and through the Internet. Interested individuals may access the call by dialing 800-817-4887. To participate on the webcast, log on to the company’s website at www.strategichotels.com or www.earnings.com 15 minutes before the call to download the necessary software.

For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the live call through August 10, 2006. To access the replay, dial 888-203-1112

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Strategic Hotels & Resorts

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and request reservation number 1143032. A replay of the call will also be available on the Internet at www.strategichotels.com or www.earnings.com for 30 days.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and asset manages high-end hotels and resorts. The company has ownership interests in 20 properties with an aggregate of 10,051 rooms. For further information, please visit the company's website at http://www.strategichotels.com/

This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the "Company"). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company's projections. Factors that may contribute to these differences include but are not limited to the following: availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically; delays in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the pace and extent of the recovery of the New Orleans economy and tourism industry; the successful collection of insurance proceeds and rehabilitation of the New Orleans property; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.